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                                                                        FORM 10K
                                                                      EXHIBIT 11
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

   Net income per share is computed based on the weighted average number of shares outstanding, including the dilutive effect of stock options, as follows:

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                                                                              Year Ended December 31,
(in thousands, except per share amounts)                                 1996          1995          1994
------------------------------------------------------------------------------------------------------------
NET INCOME:                                                               $37,421       $33,596      $29,414
                                                                          =======       =======      =======

PRIMARY EARNINGS PER SHARE:
  Actual average shares outstanding                                        14,392        14,213       14,096
   Net effect of the assumed exercise of stock options -- based on the treasury stock method using average market price for the
     period                                                                   274           362          367
                                                                          -------       -------      -------
   Pro forma average shares outstanding                                    14,666        14,575       14,463
                                                                          =======       =======      =======

   Net Income Per Common Share:                                           $  2.55       $  2.31      $  2.03
                                                                          =======       =======      =======


FULLY DILUTED EARNINGS PER SHARE:

  Actual average shares outstanding                                        14,392        14,213       14,096

   Net effect of the assumed exercise of stock options -- based on
     the treasury stock method using year end market price                    305           399          416
                                                                          -------       -------      -------
   Pro forma average shares outstanding                                    14,697        14,612       14,512
                                                                          =======       =======      =======

   Net Income Per Common Share:                                           $  2.55       $  2.30      $  2.03
                                                                          =======       =======      =======




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